NEW ACCOUNT APPLICATION
Berger Balanced Fund

PID # ____________________For assistance call: (800) 551-5849

STEP1 REGISTER YOUR ACCOUNT (Please choose one)

Please type or print clearly.

(BOX) Individual Account  Your Name:   First     Middle     Last
Your Social Security Number

(BOX) Joint Owner                 Joint Owner's Name: First   Middle   Last

(BOX) Gift/Transfer to Minor (List one name only for each line.)

Custodian's Name:     First                Middle             Last

         Minor's     Social Security Number

Minor's Name:           First              Middle             Last

under the (State) Uniform Gifts/Transfers to Minors Act

(BOX) Trust       Trustee(s)'s Name     Date of Trust

Name of Trust Agreement             Trust's Taxpayer Identification Number

(BOX) Corporation/Other
(Please include a corporate resolution.)             Name of Corporation
or Other Entity     Taxpayer Identification Number

Type of Entity

STEP2             YOUR MAILING ADDRESS

Street Address                  Apt./Suite #

Daytime Telephone                   Evening Telephone

City                State                   Zip

Electronic Mail Address

Fax Number


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Citizenship:      (BOX) US Citizen          (BOX) Non-Resident Alien
                  (BOX) Resident Alien               Country of Tax Residency

STEP3             INITIAL AND SYSTEMATIC INVESTMENT PLANS

Berger Balanced Fund (213)

Minimum Initial Investment - $2,000

Your Initial Investment: $__________________

Enclose your check made payable to the: BERGER FUNDS

(BOX) Automatic Investment Plan - from your bank account. (Note: Step 6 must be completed.)

         Amount per withdrawal: $______________

         Please check one or both of the following withdrawal dates:

         (BOX) 5th day of month        (BOX) 20th day of month

(BOX) Payroll Deduction / Direct Deposit Plan - ($50 minimum)

         Check this box to invest through payroll deduction. We will mail you a form to complete and give to your employer.

STEP4             DISTRIBUTION OPTIONS

All income and capital gains distributions will be reinvested UNLESS you check the box(es) below:

(BOX)  Pay all income in cash
(BOX)  Pay all capital gains in cash

STEP5 TELEPHONE TRANSACTION / ON-LINE COMPUTER ACCESS PRIVILEGES

The privileges below allow you to make telephone/on-line purchases, exchanges and redemptions, subject to the applicable minimums and maximums that are disclosed in the Prospectus.

(Step 6 must be completed.)

Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.


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(BOX) I decline the use of telephone transaction privileges.

On-line Computer Access Privileges are available on all accounts unless you specifically decline them below.

(BOX) I decline the use of on-line computer access.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order, the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

STEP6   BANK INFORMATION

You must complete this step if you selected the Automatic Investment Plan in Step 3. If you did not check a box in Step 5, by completing the bank information below, you may settle purchase and redemption transactions made by telephone or on-line via computer access by using wire or electronic funds transfer.

Name of Bank                          Name(s) on Bank Account

Street Address                       Bank Account Number

City                 State                     Zip

Co-signer Signature (if applicable)                 Date

Your bank account information must be on file in order to utilize the Automatic Investment Plan, or to settle by wire or electronic funds transfer any purchase or redemption transactions made by telephone or by on-line computer access. The account name(s) at left must exactly match at least one name in Step 1. Any co-signer of your checking or savings account who is not a joint owner of the funds must authorize these services by signing at left.

Checking Acct.             (BOX)    Savings Acct.             (BOX)

Please attach a voided check or savings deposit slip.

STEP7 YOUR SIGNATURE


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All of the undersigned represent that they have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and agree that by signing below (a) their account will have exchange privileges with other Berger Funds and the Portfolios of the Berger Cash Account Trust ("CAT") and that all information provided in the above steps will apply to any Fund or Berger CAT Portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above steps and agree that neither the Funds, Berger CAT Portfolios, Berger Associates nor BBOI Worldwide will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or Berger CAT Portfolio into which they exchange.

Under penalties of perjury, I certify:
(1) The number shown on this form is my correct social security or taxpayer identification number and (2) I am not subject to backup withholding because:
(a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

The Internal  Revenue  Service does not require your consent to any provision of
this  document   other  than  the   certifications   required  to  avoid  backup
withholding.

(Box) Check this box only if the IRS has notified you that you are subject to backup withholding.

Signature of Owner, Trustee or Custodian Date (exactly the same as Step 1)

Signature of Joint Owner (if applicable) Date (exactly the same as Step 1)


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FOR FASTEST SERVICE POSSIBLE

For the fastest service possible, please make sure you
have completed each of these items:
A.)      Include your Social Security or Tax ID number
in Step 1.
B.)      Fill in the amount invested in Step 3.
C.)      Attach a voided check if you selected the
Automatic Investment Plan in Step 3, or Telephone
Transaction Privileges or On-line Computer Access in
Step 5 and you wish to settle purchase or redemption
transactions by wire or electronic funds transfer.
D.)      Sign the form in Step 7 exactly the same as
in Step 1.
E.)      Enclose your check made payable to: Berger Funds.
F.)      Read all the terms applicable to the services you desire.
G.)      Return this application in the postage paid envelope
enclosed or to:
         Berger Funds
         P.O. Box 419958
         Kansas City, MO 64141-6958

(c)1997 Berger Associates, Inc.